Exhibit 99.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

March 31, 2003

Securities and Exchange Commission
450 Fifth Street, N.W
Washington, D.C. 20549

Ladies and Gentlemen:

          The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not to be deemed filed pursuant to the Securities Exchange Act of 1934 and does not constitute a part of the Annual Report on Form 10-K (the “Report”) accompanying this letter.

          Peter Norgeot, the President and Michael Carlson, the Vice President and Chief Financial Officer of AES Ironwood, L.L.C., each certifies that, to the best of my knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of AES Ironwood, L.L.C.

/s/ Peter Norgeot
By: Peter Norgeot Title: President

/s/ Michael Carlson
By: Michael Carlson Title: Vice-President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to AES Ironwood, L.L.C. and will be retained by AES Ironwood, L.L.C. and furnished to the Securities and Exchange Commission or its staff upon request.